UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

DURATA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35599	27-1247903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Wacker Drive, Suite 2550

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 219-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2014, Durata Therapeutics International B.V. (“Durata Netherlands”), a wholly-owned subsidiary of Durata Therapeutics, Inc. (together with Durata Netherlands, “Durata”), and Gnosis Bioresearch srl, a subsidiary of Gnosis S.p.A. (collectively, “Gnosis”), entered into a Second Amendment to that certain Supply Agreement, dated June 12, 2012, as amended by the First Amendment dated August 29, 2013, under which Gnosis supplies Durata with the drug substance for DALVANCETM (dalbavancin for injection) in the form of injectable grade powder. Under the supply agreement, Gnosis is required to manufacture and supply and Durata is required to purchase specified minimum annual purchase volumes of drug substance at specified prices. The supply agreement expires on June 12, 2017, subject to automatic renewal for successive two-year periods. The Second Amendment provides, among other things, (i) that either party may elect not to renew the supply agreement by providing 24 months prior written notice before the end of the initial term or the then-current renewal term and (ii) for higher minimum annual purchase volumes of drug substance for 2014 and 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURATA THERAPEUTICS, INC.

Date: August 28, 2014	By:	/s/ Corey N. Fishman
	Name:	Corey N. Fishman
	Title:	Chief Operating Officer and Chief Financial Officer